Exhibit 99.906 CERT

                         Certification Under Section 906
                        of the Sarbanes-Oxley Act of 2002

John L. Liechty, Chief Executive Officer, and Steven T. McCabe, Chief Financial Officer of MMA Praxis Mutual Funds (the "Registrant"), each certify to the best of his or her knowledge that:

      1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2006 (the "Form N-CSR") fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

      2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                                  Chief Financial Officer
MMA Praxis Mutual Funds                                  MMA Praxis Mutual Funds

/s/ John L. Liechty                                      /s/ Steven T. McCabe

John L. Liechty                                          Steven T. McCabe
Date: September 7, 2006                                  Date: September 7, 2006

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to MMA Praxis Mutual Funds and will be retained by MMA Praxis Mutual Funds and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.